SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                       PURSUANT TO SECTION 12(b) OR (g) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                                CATALOG.COM, INC.

             (Exact name of registrant as specified in its charter)


                  Oklahoma                             73-1490346
(State of incorporation or organization) (I.R.S. Employer Identification Number)


                     14000 Quail Springs Parkway, Suite 3600
                             Oklahoma City, Oklahoma
                    (Address of principal executive offices)
                                     73134
                                   (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:

                     Common Stock, par value $.01 per share

                                (Title of Class)

              Securities to be registered pursuant to Section 12(g)
                                  of the Act: none



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Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), registered hereby is incorporated by reference to the description of the Common Stock set forth under the heading "Description of Securities" in the Registrant's Registration Statement on Form SB-2 (SEC File No. 333-37932), as filed with the Securities and Exchange Commission on May 26, 2000, any amendments to such Registration Statement filed subsequently thereto (the "Form SB-2") and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.  Exhibits.

         The following exhibits are filed herewith:

Exhibit
Number                                                     Name of Exhibit

  3.1*   Amended and Restated Certificate of Incorporation

  3.2*   Amended and Restated Bylaws

  4.1*   Specimen Stock Certificate

10.6**   Form of Lock-Up Agreement

* Filed with the Securities and Exchange Commission as exhibits to the Registrant's Registration Statement on Form SB-2 (File No. 333-37932) and incorporated herein by reference.
**       To be filed by amendment.


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

May 30, 2000                               CATALOG.COM, INC.


                                           By:    /s/ Robert W. Crull

                                           Robert W. Crull
                                           President and Chief Executive Officer